Exhibit 99.1

Fitbit Reports First Quarter Results for the Three Months Ended March 30, 2019

•	Revenue of $272 million, GAAP Loss Per Share of $(0.31), Non-GAAP Loss Per Share of $(0.15)

•	Revenue increased 10% year-over-year driven by both tracker and smartwatch growth

SAN FRANCISCO - May 1, 2019 - Fitbit, Inc. (NYSE:FIT) today reported revenue of $272 million, GAAP net loss per share of $(0.31), non-GAAP net loss per share of $(0.15), GAAP net loss of $(79) million, non-GAAP net loss of $(38) million, cash flow from operations of $(68) million and free cash flow of $(74) million for its first quarter of 2019.

“We saw continued momentum across our business in the first quarter, with revenue up 10% and devices sold up 36% year-over-year. Smartwatch device sales increased 117% year-over-year and the introduction of our new trackers, Inspire and Inspire HR, helped spark the first quarter of year-over-year growth in tracker device sales in three years. In addition, our Fitbit Health Solutions business grew 70% with revenue of $30.5 million, demonstrating great progress towards our $100 million revenue target for 2019,” said James Park, co-founder and CEO. “New users are continuing to join the Fitbit platform with active users increasing in the first quarter, underscoring the effectiveness of our strategy to bring more users onto the Fitbit platform with the introduction of more accessible, affordable devices.”

First Quarter 2019

	For the Three Months Ended
In millions, except percentages and per share amounts	March 30, 2019	March 31, 2018
GAAP Results
Revenue	$271.9	$247.9
Gross Margin	32.9%	46.0%
Net Loss	$(79.5)	$(80.9)
Net Loss Per Share	$(0.31)	$(0.34)
Non-GAAP Results
Gross Margin	34.2%	47.1%
Net Loss	$(38.1)	$(41.0)
Net Loss Per Share	$(0.15)	$(0.17)
Adjusted EBITDA	$(43.2)	$(46.2)
Devices Sold	2.9	2.2

For additional information regarding the non-GAAP financial measures, see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below. Please note that certain terms used here, including “active user,” “activations,” and “repeat users,” are defined in our Annual Report on Form 10-K for the full year ended December 31, 2018 and the most recently filed Quarterly Report on Form 10-Q.

First Quarter 2019 Financial Highlights

•
Devices sold increased 36% year-over-year to 2.9 million. Average selling price decreased 19% year-over-year to $91 per device due to the introduction of more affordable devices, lowering the barriers to joining our community of active users.

•	U.S. revenue represented 50% of total revenue or $135 million, down 3% year-over-year.

•
International revenue represented 50% of total revenue and grew 26% to $137 million: EMEA revenue grew 35% to $87 million; APAC revenue grew 24% to $34 million and Americas excluding U.S. revenue declined 5% to $15 million (all on a year-over-year basis).

•	New devices introduced in the past 12 months, Fitbit Charge 3TM, Fitbit InspireTM, Fitbit Inspire HRTM and Fitbit Versa Lite EditionTM, represented 67% of revenue.

•
GAAP gross margin was 32.9% and non-GAAP gross margin was 34.2%. Both GAAP and non-GAAP gross margin were negatively impacted by the growing mix of smartwatch revenue and lower yields from our product launch.

•	GAAP operating expenses represented 63.4% of revenue, declining 12.6% year-over-year to $172 million, and non-GAAP operating expenses represented 55.4% of revenue, declining 13.1% to $151 million.

•	A $2.5 million severance charge related to the restructuring of our business further impacted GAAP operating expenses.

First Quarter 2019 Operational Highlights

•	Smartwatch devices sold increased 117% year-over-year and represented 42% of revenue. Trackers sold increased 17% year-over-year, reversing a multi-year decline, and represented 58% of revenue.

•	Strategy to increase affordability of our devices and grow our community of active users is working with growth in active users in the first quarter of 2019 on a year-over-year basis.

•	Exited the first quarter of 2019 with a relatively clean retail channel.

•	Fitbit Health Solutions grew 70% year-over-year, with strength overseas, and is on-track to deliver its full-year revenue target of approximately $100 million.

•	39% of activations came from repeat users; of the repeat users, 53% came from users who were inactive for 90 days or more.

Second Quarter 2019 Guidance

•
We expect an increase in devices sold and a decline in average selling price, each year-over-year. We expect revenue to grow 2% to 7% year-over-year and to be in the range of $305 million to $320 million.

•	We expect non-GAAP gross margin to be approximately 36% to 38%.

•
We expect operating expenses to decline year-over-year, but to be materially higher than in the first quarter of 2019 due to higher sales and marketing expenses to support recent product introductions.

•	We expect non-GAAP basic net loss per share in the range of $(0.20) to $(0.17).

•	We expect adjusted EBITDA to be in the range of a loss of $(59) million to $(47) million.

•	Non-GAAP effective tax rate of approximately 25%.

•	Stock-based compensation expense of approximately $21 million and basic share count of approximately 258 million.

•	We expect capital expenditures as a percentage of revenue of approximately 5% driven by the introduction of new products in the first quarter.

Full Year 2019 Guidance

•
We expect devices sold to increase in 2019, but average selling price to decline, each year-over-year driven by our intention to increase accessibility to our platform and grow our community of active users. We expect revenue to grow 1% to 4% year-over-year and to be in the range of $1.52 billion to $1.58 billion.

•
We expect non-GAAP gross margin to be approximately 41% in the second half of the year and decline modestly to approximately 40% for the full year. Second half gross margin will benefit from operating leverage with higher revenue and improving yields. This will be partially offset by lower warranty benefit in 2019 compared to 2018 and device mix shift towards smartwatches. As the size of our Fitbit Health Solutions and software services business increases, we expect them to be gross margin accretive to overall company gross margin.

•	We expect to continue to drive operating leverage into the business and are targeting operating expenses in the range of $660 million to $690 million.

•	We expect adjusted EBITDA to be in the range of $(30) million to breakeven.

•	Non-GAAP effective tax rate of approximately 30%. We expect non-GAAP effective tax rate to be volatile driven by geographic mix of revenue, tax credits, and our shift to profitability.

•	Stock-based compensation expense of approximately $83 million and basic and diluted share count of approximately 260 and 276 million, respectively.

•	Capital expenditures as a percentage of revenue of approximately 3%.

•
With the year-over-year change in working capital anticipated to be less of a benefit in 2019 as compared to 2018, we expect free cash flow to be less than adjusted EBITDA, and in the range of approximately $(40) million to $(70) million.

For additional information regarding the non-GAAP financial measures presented above, see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Fitbit will host a conference call today at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time, to discuss its results. Investors may access a live webcast of the call through the Investor section of Fitbit’s website at investor.fitbit.com. The call can also be accessed by dialing (888) 394-8218 or (646) 828-8193, access code 2305191. A replay of the call will be archived on Fitbit’s website for the following six months.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our outlook for the second quarter of 2019 and full year 2019; product mix and capabilities; trends in device sales, average selling price, revenue, operating expenses, capital expenditures, free cash flow, gross margins, non-GAAP net loss per share, stock-based compensation expense, adjusted EBITDA, non-GAAP effective tax rate, and basic/diluted share count; growth of our user base; growth in Fitbit Health Solutions and software services and their impact on gross margins; and consumer and retail demand for smartwatches and trackers. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors, including: the effects of the highly competitive market in which we operate, including competition from much larger technology companies; our ability to anticipate and satisfy consumer preferences in a timely manner; the market acceptance of our smartwatches and their future potential; our ability to successfully develop and timely introduce new products and services, including recurring non-device revenue offerings, to enhance existing products and services, and to engage and expand our user base; retail and customer acceptance of existing and new products; our ability to accurately forecast consumer demand and adequately manage our inventory; the impact of changes in tax laws or the adoption of accounting pronouncements on our operating results; our ability to timely ship products; our reputation, brand awareness, and the overall market acceptance of our products and services; our ability to achieve the objectives of strategic and operational initiatives and to align our resources and cost structure with business conditions; our ability to detect, prevent or fix quality issues in our products or services; our reliance on third-party suppliers, contract manufacturers, and logistics providers, and our limited control over such parties; delays in procuring components and product from these third parties or their suppliers; the ability of third parties to successfully manufacture quality products and ship in a timely manner; litigation and related costs; seasonality of product sales; our ability to attract and retain employees; product liability issues, security breaches, or other defects that may adversely affect product performance; our ability to integrate acquired technologies and the employees of acquired businesses into our operations, particularly in new geographies; warranty claims; the fact that the market for wearable devices is relatively new and unproven; the ability of our channel partners to sell our products; privacy issues; tariffs or other import restrictions; and other general market, political, economic, and business conditions.

Additional risks and uncertainties that could affect our financial results are included under the caption “Risk Factors” in our Annual Report on Form 10-K for the full year ended December 31, 2018 and our most recently filed Quarterly Report on Form 10-Q which are available on our Investor Relations website at investor.fitbit.com and on the SEC website at www.sec.gov. Once filed with the SEC, additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 30, 2019. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Disclosure of Material Information

Fitbit announces material information to its investors using SEC filings, press releases, public conference calls and on its Investor Relations page on the company’s website at http://investor.fitbit.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures in this press release: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP operating loss before income taxes, non-GAAP net loss, non-GAAP basic/diluted net loss per share, non-GAAP free cash flow, non-GAAP effective tax rate, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, and adjusted EBITDA. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.

There are limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, specifically stock-based compensation expense, depreciation, amortization of intangible assets, interest income, net, and the related income tax effects of the aforementioned exclusions, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Guidance for non-GAAP financial measures excludes stock-based compensation, impact of restructuring, amortization of acquired intangible assets, and tax effects associated with these items. We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control, and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.
The following are explanations of the adjustments that are reflected in one or more of our non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our employees. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

•
Restructuring costs primarily included severance-related costs. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Litigation expense relates to legal costs incurred due to litigation with Aliphcom, Inc. d/b/a Jawbone. We exclude these expenses because we do not believe they have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters.

•
Amortization of intangible assets relates to our acquisitions of FitStar, Pebble, Vector and Twine Health. We exclude these amortization expenses because we do not believe they have a direct correlation to the operation of our business.

•
Income tax effect of non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into non-GAAP financial measures such as stock-based compensation, amortization of intangibles, restructuring and valuation allowance in order to provide a more meaningful measure of non-GAAP net loss.

•
We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can possibly be used for investing in our business and strengthening the balance sheet, but it is not intended to represent the residual cash flow available for discretionary expenditures. Free cash flow is not prepared in accordance with U.S. GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with U.S. GAAP.

About Fitbit, Inc. (NYSE: FIT)
Fitbit helps people lead healthier, more active lives by empowering them with data, inspiration and guidance to reach their goals. Fitbit designs products and experiences that track and provide motivation for everyday health and fitness. Fitbit’s diverse line of innovative and popular products include Fitbit Charge 3™, Fitbit Inspire HR™, Fitbit Inspire™, and Fitbit Ace 2™ activity trackers, as well as the Fitbit Ionic™ and Fitbit Versa™ family of smartwatches, Fitbit Flyer™ wireless headphones, and Fitbit Aria 2™ Wi-Fi Smart Scale. Fitbit products are carried in over 39,000 retail stores and in 87 countries around the globe. Powered by one of the world’s largest health and fitness social networks and databases of health and fitness data, the Fitbit platform delivers personalized experiences, insights and guidance through leading software and interactive tools, including the Fitbit and Fitbit Coach apps, and Fitbit OS for smartwatches. Fitbit Health Solutions develops health and wellness solutions designed to help increase engagement, improve health outcomes, and drive a positive return for employers, health plans and health systems.

Fitbit and the Fitbit logo are trademarks or registered trademarks of Fitbit, Inc. in the U.S. and other countries. Additional Fitbit trademarks can be found at www.fitbit.com/legal/trademark-list. Third-party trademarks are the property of their respective owners.

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Investor Contact:

Tom Hudson, (415) 604-4106
investor@fitbit.com

Media Contact:

Jen Ralls, (415) 722-6937
PR@fitbit.com

FITBIT, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 30, 2019	March 31, 2018

Revenue	$271,890	$247,865
Cost of revenue	182,437	133,742
Gross profit	89,453	114,123
Operating expenses:
Research and development	77,039	89,336
Sales and marketing	68,616	72,052
General and administrative	26,692	36,088
Total operating expenses	172,347	197,476
Operating loss	(82,894)	(83,353)
Interest income, net	3,466	1,350
Other income, net	1,273	517
Loss before income taxes	(78,155)	(81,486)
Income tax expense (benefit)	1,310	(609)
Net loss	$(79,465)	$(80,877)
Net loss per share:
Basic	$(0.31)	$(0.34)
Diluted	$(0.31)	$(0.34)
Shares used to compute net loss per share:
Basic	253,124	239,431
Diluted	253,124	239,431

FITBIT, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	March 30, 2019	December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$410,813	$473,956
Marketable securities	233,383	249,493
Accounts receivable, net	250,582	414,209
Inventories	174,478	124,871
Income tax receivable	6,917	6,957
Prepaid expenses and other current assets	26,481	42,325
Total current assets	1,102,654	1,311,811
Property and equipment, net	95,275	106,286
Operating lease right-of use-assets	99,144	—
Goodwill	60,979	60,979
Intangible assets, net	21,559	23,620
Deferred tax assets	4,436	4,489
Other assets	10,423	8,362
Total assets	$1,394,470	$1,515,547
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$165,551	$251,657
Accrued liabilities	363,751	437,234
Operating lease liabilities	30,209	—
Deferred revenue	28,655	29,400
Income taxes payable	1,349	1,092
Total current liabilities	589,515	719,383
Long-term deferred revenue	5,922	7,436
Long-term operating lease liabilities	98,219	—
Other liabilities	29,001	52,790
Total liabilities	722,657	779,609

Stockholders’ equity:
Class A and Class B common stock	25	25
Additional paid-in capital	1,070,224	1,055,046
Accumulated other comprehensive income (loss)	96	(66)
Accumulated deficit	(398,532)	(319,067)
Total stockholders’ equity	671,813	735,938
Total liabilities and stockholders’ equity	$1,394,470	$1,515,547

FITBIT, INC.
Condensed Consolidated Statements of Cash Flow
(In thousands)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018
Cash Flows from Operating Activities
Net loss	$(79,465)	$(80,877)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Provision for doubtful accounts	32	—
Provision for inventory obsolescence	1,478	6,337
Depreciation	13,373	10,456
Non-cash lease expense	7,713	—
Write-off of property and equipment	—	7,259
Amortization of intangible assets	2,060	1,748
Stock-based compensation	20,544	23,641
Deferred income taxes	(20)	(1,799)
Other	(50)	(275)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	163,592	191,982
Inventories	(50,958)	(27,307)
Prepaid expenses and other assets	12,594	39,610
Fitbit force recall reserve	46	(132)
Accounts payable	(81,656)	(84,155)
Accrued liabilities and other liabilities	(69,962)	(70,147)
Lease liabilities	(4,972)	—
Deferred revenue	(2,259)	(6,010)
Income taxes payable	257	(173)
Net cash provided by (used in) operating activities	(67,653)	10,158
Cash Flows from Investing Activities
Purchase of property and equipment	(6,096)	(12,616)
Purchases of marketable securities	(111,615)	(141,404)
Sales of marketable securities	—	50,795
Maturities of marketable securities	128,309	148,041
Acquisition, net of cash acquired	—	(13,646)
Net cash provided by investing activities	10,598	31,170
Cash Flows from Financing Activities
Repayment of debt	—	(747)
Financing lease	(597)	—
Proceeds from issuance of common stock	931	992
Taxes paid related to net share settlement of restricted stock units	(6,422)	(5,179)
Net cash used in financing activities	(6,088)	(4,934)
Net increase (decrease) in cash and cash equivalents	(63,143)	36,394
Cash and cash equivalents at beginning of period	473,956	341,966
Cash and cash equivalents at end of period	$410,813	$378,360

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018
Non-GAAP gross profit:
GAAP gross profit	$89,453	$114,123
Stock-based compensation expense	1,430	1,098
Impact of restructuring	190	—
Intangible assets amortization	1,854	1,516
Non-GAAP gross profit	$92,927	$116,737

Non-GAAP gross margin (as a percentage of revenue):
GAAP gross margin	32.9%	46.0%
Stock-based compensation expense	0.5	0.4
Impact of restructuring	0.1	—
Intangible assets amortization	0.7	0.6
Non-GAAP gross margin	34.2%	47.1%

Non-GAAP research and development:
GAAP research and development	$77,039	$89,336
Stock-based compensation expense	(11,988)	(14,671)
Impact of restructuring	(1,550)	—
Non-GAAP research and development	$63,501	$74,665

Non-GAAP sales and marketing expense:
GAAP sales and marketing	$68,616	$72,052
Stock-based compensation expense	(3,138)	(3,447)
Impact of restructuring	(589)	—
Intangible assets amortization	(135)	(161)
Non-GAAP sales and marketing	$64,754	$68,444

Non-GAAP general and administrative expense:
GAAP general and administrative	$26,692	$36,088
Stock-based compensation expense	(3,988)	(4,425)
Litigation expense	—	(765)
Impact of restructuring	(129)	—
Intangible assets amortization	(71)	(71)
Non-GAAP general and administrative	$22,504	$30,827

Non-GAAP operating expenses:
GAAP operating expenses	$172,347	$197,476
Stock-based compensation expense	(19,114)	(22,543)
Litigation expense	—	(765)
Impact of restructuring	(2,268)	—
Intangible assets amortization	(206)	(232)
Non-GAAP operating expenses	$150,759	$173,936

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018
Non-GAAP operating loss and loss before income taxes:
GAAP operating loss	$(82,894)	$(83,353)
Stock-based compensation expense	20,544	23,641
Litigation expense	—	765
Impact of restructuring	2,458	—
Intangible assets amortization	2,060	1,748
Non-GAAP operating loss	(57,832)	(57,199)
Interest income, net	3,466	1,350
Other income, net	1,273	517
Non-GAAP loss before income taxes	$(53,093)	$(55,332)

Non-GAAP net loss and net loss per share:
Net loss	$(79,465)	$(80,877)
Stock-based compensation expense	20,544	23,641
Litigation expense	—	765
Impact of restructuring	2,458	—
Intangible assets amortization	2,060	1,748
Income tax effect of non-GAAP adjustments	16,335	13,767
Non-GAAP net loss	$(38,068)	$(40,956)

GAAP diluted shares	253,124	239,431
Other dilutive equity awards	—	—
Non-GAAP diluted shares	253,124	239,431
Non-GAAP diluted net loss per share	$(0.15)	$(0.17)

Free cash flow:
Net cash provided by (used in) operating activities	$(67,653)	$10,158
Purchases of property and equipment	(6,096)	(12,616)
Free cash flow	$(73,749)	$(2,458)
Net cash provided by investing activities	$10,598	$31,170
Net cash used in financing activities	$(6,088)	$(4,934)

FITBIT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages and per share amounts)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018
Adjusted EBITDA:
Net loss	$(79,465)	$(80,877)
Stock-based compensation expense	20,544	23,641
Litigation expense	—	765
Impact of restructuring	2,458	—
Depreciation and intangible assets amortization	15,433	12,204
Interest income, net	(3,466)	(1,350)
Income tax expense (benefit)	1,310	(609)
Adjusted EBITDA	$(43,186)	$(46,226)

Stock-based compensation expense:
Cost of revenue	$1,430	$1,098
Research and development	11,988	14,671
Sales and marketing	3,138	3,447
General and administrative	3,988	4,425
Total stock-based compensation expense	$20,544	$23,641

FITBIT, INC.
Revenue by Geographic Region
(In thousands)
(unaudited)
	Three Months Ended
	March 30, 2019	March 31, 2018
United States	$135,091	$139,496
Americas, excluding United States	15,327	16,100
Europe, Middle East, and Africa	87,098	64,538
APAC	34,374	27,731
Total	$271,890	$247,865